Exhibit 10.13

Dear [___],

We would like to inform you that, on [______] (the “Grant Date”), Envestnet, Inc. (the “Company”) granted you the right to receive a non-equity incentive compensation award for 20[__] (the “Award”) under the Envestnet, Inc. 2010 Long-Term Incentive Plan (the “LTIP”). You have been granted this Award in order to reward you for your contributions to the Company and to provide you with an incentive to work for and share in the Company’s continued growth during the next year.

The Award entitles you to the right to receive a payment (the “Cash Incentive”) equal to the amount determined by the Compensation Committee of the Board of Directors of Envestnet, Inc. (the “Committee”) consistent with the scorecard attached hereto as Exhibit A (the “Scorecard”). The Cash Incentive shall be paid to you between January 1, 20[__] and March 15, 20[__] following the date that the Committee certifies the results in writing for the LTIP and for the Scorecard.

You will be entitled to the Cash Incentive for 20[__] only if you remain employed through the payment date of the Cash Incentive and the applicable performance goals in the LTIP and the Scorecard are satisfied as determined by the Committee. If you are not employed through the payment date of the Cash Incentive, then you will forfeit the Cash Incentive for 20[__].

Notwithstanding anything in this Agreement to the contrary, in consideration for the award of this Award, you acknowledge and agree that you are subject to the Envestnet, Inc. Clawback Policy (the “Clawback Policy”) and that your rights with respect to this Award and any other Covered Awards (as defined in the Clawback Policy) granted to you shall be subject to Clawback Policy as amended from time to time.

The Committee has the authority to interpret the terms of the LTIP and the Scorecard and to make the final determination of whether you are entitled to payment of the Cash Incentive.

Sincerely,

ENVESTNET, INC.

By:__________________________________________
Sharon Rosenthal – Chief Human Resources Officer

EXHIBIT A

Executive Non-Equity Incentive Compensation Terms Scorecard

PERFORMANCE YEAR:

POSITION TITLE:

EMPLOYEE NAME:

BASE SALARY:

TARGET AMOUNT:

The Non-Equity Incentive Payout shall be determined as the product of (i) the Target Amount and (ii) the Total Percentage of Weighted Goals Achieved.

The “Total Percentage of Weighted Goals Achieved” is determined as the sum of: (Revenue Percentage Earned * 0.35) + (Adjusted EBITDA Percentage Earned * 0.2) + (Adjusted Earnings Per Share Percentage Earned * 0.2) + (Individual Performance Percentage Earned * 0.25).

The determination of performance of the Company for purposes of the Revenue, the Adjusted EBITDA and the Adjusted Earnings Per Share shall be determined using the amounts for such measures that the Company disclosed as part of its 20[__] Form 10-K. If the actual performance in the Performance Period with respect to the Performance Measures listed below is between amounts listed on the tables below, the percentage earned shall be determined using straight line interpolation between the percentages listed on the table below; provided, that, for the avoidance of doubt, the percentage earned for any performance below the threshold performance listed above for any Performance Measure shall equal 0% and the percentage earned for any performance above the outstanding performance listed above for any Performance Measure shall equal 125%.

Revenue (includes growth from acquisitions and cross-selling)
Performance Level	Revenue in 20[__]	Percentage Earned	Weighting	Achievement Score (0-125%)	Weighted Achievement Score
Outstanding		125%	35%
Target		100%
Threshold		50%
< Threshold		0%
Adjusted EBITDA (includes growth from acquisitions)
Performance Level	EBITDA in 20[__]	Percentage Earned	Weighting	Achievement Score (0-125%)	Weighted Achievement Score
Outstanding		125%	20%
Target		100%
Threshold		50%
< Threshold		0%
Adjusted Earnings Per Share
Performance Level	EPS in 20[__]	Percentage Earned	Weighting	Achievement Score (0-125%)	Weighted Achievement Score
Outstanding		125%	20%
Target		100%
Threshold		50%
< Threshold		0%
Individual Performance Determined by Committee (includes cross-sell revenue synergies, efficiencies realized)
Performance Level	Determined by Committee	Percentage Earned	Weighting	Achievement Score (0-125%)	Weighted Achievement Score
Outstanding	Performance determined by Committee	125%	25%
Target		100%
Threshold		50%
< Threshold		0%